Exhibit 99.1

Nakamoto Inc. Completes Acquisition of BTC Inc and UTXO Management

NASHVILLE, Tenn. — February 20, 2026: Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), today announced the successful completion of its previously announced acquisitions of BTC Inc, the leading provider of Bitcoin-related media and events, and UTXO Management GP, LLC (“UTXO”), an investment firm focused on private and public Bitcoin companies (collectively, the “Transaction”), following the satisfaction of customary closing conditions.

With the completion of the Transaction, BTC Inc and UTXO are now wholly owned subsidiaries of Nakamoto, which operates an integrated portfolio of Bitcoin-native enterprises spanning media and information, finance and asset management, and advisory and consulting services.

The consideration for the Transaction consists solely of Nakamoto common stock and assumed options to purchase Nakamoto common stock. BTC Inc and UTXO securityholders received, on a fully diluted basis, 364,795,104 shares of Nakamoto common stock at a combined value of $81,632,852, net of aggregate strike prices for assumed options, based on Nakamoto’s closing price on February 19, 2026, of $0.248.

Based on preliminary unaudited results for the 12-month period ended September 30, 2025, BTC Inc and UTXO combined (after intercompany eliminations) generated approximately $80.5 million in revenue, $34.2 million in EBITDA, and $40.1 million in net income.

BTC Inc: The Global Leader in Bitcoin Media and Events

BTC Inc is the largest Bitcoin media company in the world, based on event attendance, online audience, and brand portfolio. BTC Inc’s portfolio spans 27 media brands, reaching approximately 6 million people globally through its aggregated social media followers. BTC Inc is the organizer of The Bitcoin Conference, the largest Bitcoin event series across the United States, Asia, Europe, and the Middle East, which hosted approximately 67,000 attendees in 2025. BTC Inc is also the parent company of Bitcoin Magazine, which was first published in May 2012, establishing the publication as the longest-running source of Bitcoin news, information, and expert commentary. BTC Inc also operates Bitcoin for Corporations, a membership-based platform for companies adopting Bitcoin as a strategic treasury asset, which currently hosts over 40 member companies and has a 5-year brand partnership with Strategy Inc. for hosting networking events and educational content.

Based on preliminary unaudited results for the 12-month period ended September 30, 2025, BTC Inc generated approximately $65.3 million in revenue, $20.6 million in EBITDA, and $26.5 million in net income.

UTXO: Investing in Bitcoin Acceleration

UTXO is the adviser to 210k Capital, LP, a hedge fund focused on Bitcoin, Bitcoin-related securities, and derivatives. The investment team leverages extensive experience in the Bitcoin ecosystem to allocate capital across public and private market opportunities.

Based on preliminary unaudited results for the 12-month period ended September 30, 2025, UTXO generated approximately $18.2 million in revenue, $13.6 million in EBITDA, and $13.6 million in net income.

More information can be found on the Nakamoto Investor Relations site: http://investors.nakamoto.com.

Additional Transaction Details

A Special Committee of independent directors of Nakamoto’s Board of Directors (the “Special Committee”) was formed to review, evaluate, and negotiate the Transaction. The Special Committee retained B. Riley Securities, Inc. as the independent financial advisor and fairness opinion provider to the Special Committee and Simpson Thacher & Bartlett LLP as independent legal counsel.

Nakamoto was advised by TD Securities (USA) LLC as its financial advisor and Reed Smith LLP as legal counsel in connection with the Transaction. BTC Inc was advised by Bradley Arant Boult Cummings LLP and UTXO was advised by Haynes and Boone, LLP, in each case acting as legal counsel to the respective parties.

About Nakamoto Inc.

Nakamoto Inc. (NASDAQ: NAKA) is a Bitcoin company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media and information, asset management, and advisory services. For more information, please visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to Nakamoto. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, including, without limitation, statements about expectations regarding anticipated synergies, cross−selling opportunities, operational plans, market expansion, the long−term strategic impact or anticipated effects of the Transaction, financial projections of BTC Inc and/or UTXO, Bitcoin-related strategies, Bitcoin treasury management activities, and Nakamoto’s anticipated holding of Bitcoin as part of its corporate treasury. Such forward-looking statements are inherently uncertain and involve numerous assumptions and risks.

Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of Nakamoto and its operations, subsidiaries, strategies and plans, expectations regarding anticipated synergies, cross−selling opportunities, operational plans, market expansion, the long−term strategic impact or anticipated effects of the Transaction, financial projections of BTC Inc and/or UTXO, the timing of closing of the Transaction, Bitcoin-related strategies, and Bitcoin treasury management activities. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Factors that could cause actual results to differ include, but are not limited to, the following: the acquisition of BTC Inc or UTXO may not provide the benefits we anticipate receiving due to any number of factors, including the inability of BTC Inc or UTXO to maintain current level of earnings or to continue to grow its sales to new and existing customers; our inability to successfully cross-sell business between our existing customers and BTC Inc’s or UTXO’s existing products or services, or expand products or services to new customers; the effect of the Transaction on our business relationships, performance, and business generally; and we may encounter difficulties with integration or unanticipated costs related to the Transaction; Bitcoin market volatility; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Nakamoto’s control, including those detailed in Nakamoto’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of Nakamoto that are filed, or will filed, with the SEC that are or will be available on Nakamoto’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Nakamoto believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Nakamoto does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures consisting of EBITDA and fully diluted shares. We define EBITDA as Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and we define fully diluted shares as common shares outstanding and all options, warrants, hold back shares for the Transaction and restricted stock units (“Fully Diluted Shares”). Non-GAAP financial measures are financial measures that are derived from consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial measures are subject to material limitations as they are not measurements prepared in accordance with GAAP, and are not a substitute for such measurements. Nakamoto uses these non-GAAP financial measures and other key metrics internally to facilitate analysis of its financial and business trends and for internal planning and forecasting purposes. Nakamoto believes these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of its business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in Nakamoto’s industry, may report EBITDA and Fully Diluted Shares, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures.

Reconciliation of Net Income to EBITDA

The following table presents a reconciliation of non-GAAP EBITDA to GAAP Net Income, the most directly comparable GAAP measure, based on preliminary unaudited financial results for BTC Inc and UTXO for the 12-month period ended September 30, 2025:

	12-Month Period Ended September 30, 2025 (unaudited)
	BTC Inc	UTXO Management GP, LLC	Intercompany Elimination	Total

Revenue	$65,321,216	$18,169,438	$(3,011,000)	$80,479,654

Net Income	$26,517,429	$13,552,144	-	$40,069,573
Net Tax Benefit	(6,029,248)	-	-	(6,029,248)
Interest Expense	129,384	-	-	129,384
Depreciation	10,777	-	-	10,777
EBITDA	$20,628,342	$13,552,144	-	$34,180,486

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com